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                                                         Exhibit 23.2




                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 1,500,000 shares of common stock of our report dated February 15, 2001 relating to the financial statements of Cubist Pharmaceuticals, Inc. which appears in the Cubist's 2000 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 30, 2001